EXHIBIT 10.37   DISTRIBUTOR AGREEMENT


EDUCATION TO GO
AGREEMENT TO OFFER ONLINE COURSES

THIS AGREEMENT TO OFFER ONLINE COURSES (Agreement) is made and entered into as of the 4th day of August, 1998, between Education To Go, P.O. Box 890516, Temecula, California, 92589 (Contractor), and American Internet Technical Center, 1500 East Atlantic Blvd., Pompano Beach, FL 33060, (College).

RECITALS:

WHEREAS, Contractor is engaged in the business of producing and providing online college courses to students via the Internet; and

WHEREAS, College is an academic institution interested in offering the courses produced by Contractor to its students;

NOW, THEREFORE, College and Contractor agree as follows:

74. Terms and Automatic Renewal- This Agreement shall commence as of the date first written above and continue until the end of the academic term (semester or quarter) of the College. At the end of the academic term, it will be automatically renewed for the following academic term, unless either party gives written notice to the other party of its decision to terminate the Agreement thirty (30) days prior to commencement of the following academic term.

2.       Selection  of  Courses-   College  will  select  courses  by  notifying
         Contractor through its website using an order form. Courses will be delivered to individual students via e-mail and the World Wide Web.

3 Cost and Payment- College shall make payment on a per student basis to Contractor an NET 30 terms by sending remittance to mailing address P.O. Box 890516, Temecula, CA 92589. Billing commences after a course completes 50% of instruction. Course prices are listed in Addendum A as part of this contract.

         The College shall pay Contractor for instructional services upon submission of the following:

         a.  an invoice with total amount for each course;
         b.  a student roster verifying students receiving course instruction;

4. Waiver on Dissatisfaction. Contractor agrees to waive its fee for any student who expresses, In writing, dissatisfaction with a course provided by Contractor.

5. No Minimum Enrollment There shall be no minimum enrollment required for any of the courses offered by Contractor.


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6.       Advertising-   Contractor  hereby  grants  College  permission  to  use
         Contractor's  name,   qualifications,   and  course  description(s)  in
         advertising   or   promotion.   In  addition,   College  may  list  the
         Contractor's on-line courses in its catalog.

7. Cancellation- In the event the Contractor cancels any course, such course may, at College's option, be rescheduled to a mutually agreed later date.

8. Costs- Contractor shall be responsible for the expenses in producing and delivering the courses via the Internet The student shall be responsible for the expenses of receiving the courses, including hardware, software, Internet access, and telephone charges.

9. Course Contents- For each course, Contractor shall provide:

         a. A total of twelve (12) sets of written lecture notes delivered to each student by e-mail at the rate of two (2) per week for six (6) weeks.

         b. Interactive tutorials developed by the instructor and made available with lesson and assignments.

         c. A list of students who have met the requirements for a completion certificate.

10. Limits of Liability- The liability of Contractor for any breach of this Agreement or other cause of action arising from the services rendered or agreed to be rendered under this Agreement, including but not limited to damages for cancellation of a course, the course content, the failure to deliver courses, or the interruption of courses, shall be limited to a refund of any tuition paid by College to Contractor for said courses. Contractor shall not be liable for the tuition or fees the College has collected or to the student or College for consequential damages

11. Status of Contractor- While performing services hereunder, Contractor is an independent contractor and not an officer, agent, or employee of College.

12. General Provisions- This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the subject matter of this Agreement and contains all covenants and agreements between the parties with respect therein. Each party acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any panty, or by anyone acting on the behalf of any parry, which are not embodied herein. and that no other agreement, statement or promise not contained herein shall be valid or binding. Any modification shall be effective only if it is in writing and signed by the party to be charged, in the form of an amendment to this Agreement.




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     IN WITNESS WHEREOF, this Agreement is entered into as of the date first written above by and on behalf of Contractor and College by the authorized agen thereof.

Contractor: EDUCATION TO GO, a California General Partnership
EIN 33-0769719

By: Jules Ruggles

Institution:
AMERICAN INTERNET TECHNICAL CENTER

By: J. Bruce Gleason
Title: President


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